Exhibit 10.5

ZIM INTEGRATED SHIPPING SERVICES LTD.
2020 Share Incentive Plan

Unless otherwise defined, terms used herein shall have the meaning ascribed to them in Section 2 hereof.

1.	PURPOSE; TYPES OF AWARDS; CONSTRUCTION

1.1                  Purpose. The purpose of this 2020 Share Incentive Plan (as amended, this “Plan”) is to assist ZIM Integrated Shipping Services Ltd., an Israeli company (together with any successor corporation thereto, the “Company”), or any Subsidiary of the Company, which now exists or hereafter is organized or acquired by the Company, in attracting, retaining, motivating and rewarding certain key employees, officers and directors and other Service Providers of the Company or any Subsidiary, and incentivizing them to maximize their efforts on behalf of the Company or its Subsidiaries and to promote the success of the Company's business, by providing such Service Providers with opportunities to acquire a proprietary interest in the Company by the issuance of Shares or restricted Shares (“Restricted Shares”) of the Company, and/or by the grant of options to purchase Shares (“Options”), Restricted Share Units (“RSUs”) and/or other Share-based Awards pursuant to Sections 9 through 10 of this Plan. The Company believes that the ownership or increased ownership of Shares by employees, directors and other Service Providers will further align their interests with those of the Company’s shareholders and will promote the long-term success of the Company and the creation of long-term shareholder value.

1.2                  Types of Awards. This Plan is intended to enable the Company to issue Awards under various tax regimes, including:

(i)                  pursuant and subject to the provisions of Section 102 of the Ordinance (or the corresponding provision of any subsequently enacted statute, as amended from time to time), and all regulations and interpretations adopted by any competent authority, including the Israeli Income Tax Authority (the “ITA”), including the Income Tax Rules (Tax Benefits in Stock Issuance to Employees) 5763-2003 or such other rules so adopted from time to time (the “Rules”) (such Awards that are intended to be (as set forth in the Award Agreement) and which qualify as such under Section 102 of the Ordinance and the Rules, “102 Awards”); and

(ii)                pursuant to Section 3(9) of the Ordinance or the corresponding provision of any subsequently enacted statute, as amended from time to time (such Awards, “3(9) Awards”).

In addition to the issuance of Awards under the relevant tax regime in the State of Israel, and without derogating from the generality of Section 21, this Plan contemplates issuances to Grantees in other jurisdictions or under other tax regimes with respect to which the Board is empowered to make the requisite adjustments in this Plan and set forth the relevant conditions in an appendix to this Plan or in the Company’s agreement with the Grantee in order to comply with the requirements of such other tax regimes.

1.3                  Company Status. This Plan contemplates the issuance of Awards by the Company as a public company.

1.4                  Construction. To the extent any provision herein conflicts with the conditions of any relevant tax law, rule or regulation which are relied upon for tax relief in respect of a particular Award to a Grantee, the Board is empowered, but is not required, hereunder to determine that the provisions of such law, rule or regulation shall prevail over those of this Plan and to interpret and enforce such prevailing provisions.

2.	DEFINITIONS

2.1                  Terms Generally. Except when otherwise indicated by the context, (i) the singular shall include the plural and the plural shall include the singular; (ii) any pronoun shall include the corresponding masculine, feminine and neuter forms; (iii) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth therein or herein), (iv) references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof shall refer to it as amended from time to time and shall include any successor thereof, (v) reference to a “company” or “entity” shall include a, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof, and reference to a “person” shall mean any of the foregoing or an individual, (vi) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Plan in its entirety, and not to any particular provision hereof, (vii) all references herein to Sections shall be construed to refer to Sections to this Plan; (viii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and (ix) use of the term “or” is not intended to be exclusive.

2.2                  Defined Terms. The following terms shall have the meanings ascribed to them in this Section 2:

2.2.1                “Applicable Law” shall mean any applicable law, rule, regulation, statute, pronouncement, policy, interpretation, judgment, order or decree of any federal, provincial, state or local governmental, regulatory or adjudicative authority or agency, of any jurisdiction, and the rules and regulations of any stock exchange, over-the-counter market or trading system on which the Company's shares are then traded or listed.

2.2.2                “Articles of Association” shall mean the Company’s articles of association and any other governing document of the Company, as amended from time to time.

2.2.3                “Award” shall mean any Option, Restricted Share, RSUs or any other Share-based award granted under this Plan.

2.2.4                “Board” shall mean the Board of Directors of the Company.

2.2.5                 “Change of Control” shall mean, the occurrence of any of the following on or after the Effective Date:

(a)	Ownership Change. A change in ownership or control of the Company effected through a transaction or series of transactions, including under Section 2.2.5(b) hereof (other than an offering of Shares to the public, or pursuant to a Non-Control Transaction) whereby any person directly or indirectly acquires securities of the Company possessing more than fifty percent (50%) of the total voting power of the Company’s securities outstanding immediately after such acquisition (“Company Voting Securities”) excluding, however, the following: (A) any acquisition directly from the Company; or (B) any acquisition by the Company or any of its Subsidiaries; or

(b)	Corporate Transaction. a merger (including, a reverse merger and a reverse triangular merger), consolidation, amalgamation, share exchange or similar corporate transaction of the Company with or into another corporation, or in which securities of the Company are issued (each, a “Corporate Transaction”), unless:

1.	the shareholders of the Company immediately before such Corporate Transaction will own, directly or indirectly, immediately following such Corporate Transaction, at least 50% of the total voting power of the outstanding voting securities of (i) the corporation or other entity resulting from such Corporate Transaction (the “Surviving Company”) or, if applicable (ii) the ultimate parent corporation that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the “Ultimate Parent”), and, in each case, such voting power among the holders thereof is in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Corporate Transaction; and

2.	the individuals who were members of the Board of Directors immediately prior to the execution of the agreement providing for such Corporate Transaction constitute at least a majority of the members of the board of directors or equivalent governing body of the Surviving Company or the Ultimate Parent, as applicable.

A Corporate Transaction which satisfies all of the criteria specified in (1) and (2) above shall be referred to as a “Non-Control Transaction”.

2.2.6                “Companies Law” shall mean the Israel Companies Law, 5759-1999, and the regulations promulgated thereunder, all as amended from time to time.

2.2.7                “Controlling Shareholder” shall have the meaning set forth in Section 32(9) of the Ordinance.

2.2.8                “Disability” shall mean, in the absence of a Grantee’s employment or service agreement otherwise defining Disability, the inability of a Grantee to engage in any substantial gainful activity or to perform the major duties of the Grantee’s position with the Company or its Subsidiaries by reason of any medically determinable physical or mental impairment, as determined by a qualified doctor acceptable to the Company. In the event there is a Grantee’s employment or service agreement defining Disability, “Disability” shall have the meaning provided in such agreement.

2.2.9                “Employee” shall mean any person treated as an employee (including an officer or a director who is also treated as an employee) in the records of the Company or any of its Subsidiaries (and in the case of 102 Awards, subject to Section 7.3); provided, however, that neither service as a director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of this Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.

2.2.10               “Employment”, “Employed” and words of similar import shall be deemed to refer to the employment of Employees or to the services of any other Service Provider, as the case may be.

2.2.11                “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, including rules and regulations thereunder and successor provisions and rules thereto.

2.2.12               “Exercise” “Exercised” and words of similar import, when referring to an Award that does not require exercise or that is settled upon vesting (such as may be the case with RSUs or Restricted Shares, if so determined in their terms), shall be deemed to refer to the vesting of such an Award (regardless of whether or not the wording included reference to vesting of such an Awards explicitly).

2.2.13               “Exercise Period” shall mean the period, commencing on the date of grant of an Award, during which an Award shall be exercisable, subject to the provisions of Section 6.5.2 hereof, any vesting provisions thereof (including any acceleration thereof, if any) and subject to the termination provisions hereof.

2.2.14               “Exercise Price” shall mean the exercise price for each Share covered by an Option or the purchase price for each Share covered by any other Award, which unless determined otherwise by the Board shall be the average closing price per Share on the stock exchange in which the Shares are principally traded over the thirty (30) day calendar period preceding the subject date (utilizing all trading days during such 30 calendar day period).

2.2.15               “Grantee” shall mean a person who has been granted an Award(s) under this Plan.

2.2.16                “Insider” shall mean an officer of the Company, a member of the Board or other person whose transactions in Shares are subject to Section 16 of the Exchange Act.

2.2.17               “Ordinance” shall mean the Israeli Income Tax Ordinance (New Version) 1961, and the regulations and rules (including the Rules) promulgated thereunder, all as amended from time to time.

2.2.18               “Parent” shall mean any company (other than the Company), which now exists or is hereafter organized, in an unbroken chain of companies ending with the Company if, at the time of granting an Award, each of the companies (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

2.2.19               “Retirement” shall mean a Grantee's retirement pursuant to Applicable Law.

2.2.20               “Securities Act” shall mean the U.S. Securities Act of 1933, and the rules and regulations promulgated thereunder, all as amended from time to time.

2.2.21               “Service Provider” shall mean an Employee, director, officer, consultant and advisor to the Company or any Subsidiary thereof. Service Providers shall include prospective Service Providers to whom Awards are granted in connection with written offers of an employment or other service relationship with the Company or any Subsidiary thereof, provided however that such employment or service shall have actually commenced.

2.2.22               “Shares” shall mean Ordinary Shares with no par value of the Company (as adjusted for stock split, reverse stock split, bonus shares, combination or other recapitalization events), or shares of such other class of shares of the Company as shall be designated by the Board in respect of the relevant Award(s). “Shares” include any securities (including ADS) or property issued or distributed with respect thereto.

2.2.23               “Subsidiary” shall mean any corporation or other entity , which now exists or is hereafter organized or acquired by the Company, of which the Company possesses, directly or through one or more intermediaries, 50% or more of the total combined voting power of such entity. For the purpose of 102 Awards, “Affiliate” shall only mean an “employing company” within the meaning and subject to the conditions of Section 102(a) of the Ordinance.

2.2.24               “Trustee” shall mean the trustee appointed by the Board to hold the Awards (and, in relation with 102 Awards, approved by the ITA), if so appointed.

2.3                  Other Defined Terms. Other defined terms in this Plan shall have the meaning ascribed to them in the relevant Sections in the Plan.

3.	ADMINISTRATION

3.1                  To the extent permitted under Applicable Law and the Articles of Association, this Plan shall be administered by the Board.

3.2                  Subject to the terms and conditions of this Plan, any mandatory provisions of Applicable Law and the Articles of Association, the Board shall have full and final authority, in its sole discretion, from time to time and at any time, to determine any of the following:

(i)                     eligible Grantees,

(ii)                   grants of Awards and setting the terms and provisions of Award Agreements and any other agreements or instruments under which Awards are made, including, but not limited to, the number of Shares underlying each Award,

(iii)                  the time or times at which Awards shall be granted,

(iv)                  the terms, conditions and restrictions applicable to each Award and any Shares acquired upon the exercise or (if applicable) vesting thereof, including, without limitation, (1) designating the type of Awards; (2) the vesting schedule, the vesting acceleration and terms and conditions upon which Awards may be exercised or become vested, (3) the Exercise Price, (4) the method of payment for Shares purchased upon the exercise or (if applicable) vesting of the Awards, (5) the method for satisfaction of any tax withholding obligation arising in connection with the Awards or such Shares, including by the withholding or delivery of Shares, (6) the time of the expiration of the Awards, (7) the effect of the Grantee’s termination of employment with the Company or any of its Subsidiaries, and (8) all other terms, conditions and restrictions applicable to the Award or the Shares not inconsistent with the terms of this Plan,

(v)                 to accelerate, continue, or extend the exercisability of any Award or the vesting thereof, including with respect to the period following a Grantee’s termination of employment,

(vi)                the interpretation of this Plan and the meaning, interpretation and applicability of terms referred to in Applicable Laws,

(vii)               policies, guidelines, rules and regulations relating to and for carrying out this Plan, and any amendment, supplement or rescission thereof, as it may deem appropriate,

(viii)              the tax track (capital gains, ordinary income track or any other track available under the Section 102 of the Ordinance) for the purpose of 102 Awards,

(ix)                the authorization and approval of conversion, substitution, cancellation or suspension under and in accordance with this Plan of any or all Awards or Shares,

(x)                 the amendment, modification, waiver or supplement of the terms of each outstanding Award (with the consent of the applicable Grantee, if such amendments adversely affect the terms of such Award, including the increase of the Exercise Price of Awards or reduction of the number of Shared underlying an Award (but, in each case, other than as a result of an adjustment or exercise of rights in accordance with Section 11)), unless otherwise provided under the terms of this Plan,

(xi)                without limiting the generality of the foregoing, and subject to the provisions of Applicable Law, to grant to a Grantee who is the holder of an outstanding Award, in exchange for the cancellation of such Award, a new Award having an Exercise Price lower than that provided in the Award so canceled and containing such other terms and conditions as the Board may prescribe in accordance with the provisions of this Plan or to set a new Exercise Price for the same Award lower than that previously provided in the Award,

(xii)                to correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award Agreement and all other determinations and take such other actions with respect to this Plan or any Award as it may deem advisable to the extent not inconsistent with the provisions of this Plan or Applicable Law, and

(xiii)               any other matter which is necessary or desirable for, or incidental to, the administration of this Plan and any Award thereunder.

3.3                  The authority granted hereunder includes the authority to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside Israel to recognize differences in local law, tax policy or custom, in order to effectuate the purposes of this Plan but without amending this Plan.

3.4                  The Board shall be free at all times to make such determination and take such actions as they deem fit. The Board need not take the same action or determination with respect to all Awards, with respect to certain types of Awards, with respect to all Service Providers or any certain type of Service Providers and actions and determinations may differ as among the Grantees, and as between the Grantees and any other holders of securities of the Company.

3.5                  Subject to applicable law, all decisions, determinations, and interpretations of the Board under this Plan shall be final and binding on all Grantees (whether before or after the issuance of Shares pursuant to Awards), unless otherwise determined by the Board. No member of the Board shall be liable to any Grantee for any action taken or determination made in good faith with respect to this Plan or any Award granted hereunder.

3.6                  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan must be administered in compliance with the requirements, if any, of Rule 16b-3 thereof.

3.7                  Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

4.	ELIGIBILITY; NO RIGHT TO BE TREATED UNIFORMLY

4.1                  Awards may be granted to Service Providers of the Company or any Subsidiary thereof, taking into account the qualification under each tax regime pursuant to which such Awards are granted. A person who has been granted an Award hereunder may be granted additional Awards, if the Board shall so determine, subject to the limitations herein. However, eligibility in accordance with this Section 4 shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

4.2                  The Company shall not have any obligation to treat Grantees uniformly under this Plan. In furtherance and not in limitation of the foregoing, Awards may differ in number of Shares covered thereby, the terms and conditions applying to them or on the Grantees or in any other respect (including, that there should not be any expectation (and it is hereby disclaimed) that a certain treatment, interpretation or position granted to one shall be applied to the other, regardless of whether or not the facts or circumstances are the same or similar or whether or not the Grantees are similarly situated).

5.	SHARES

5.1                  The maximum aggregate number of Shares reserved and available for issuance under this Plan shall be such number as the Board may determine from time to time (the “Pool”).

5.2                  Any Share underlying an Award granted hereunder that has expired or was cancelled, terminated, forfeited or repurchased, for any reason, without having been exercised, shall, automatically and without any further action on the part of the Company or any Grantee, again be available for grant of Awards and Shares issued upon exercise or (if applicable) vesting thereof for the purposes of this Plan (unless this Plan shall have been terminated) or unless the Board determines otherwise. Such Shares may, in whole or in part, be authorized but unissued Shares, treasury shares (dormant shares) or otherwise Shares that shall have been or may be repurchased by the Company (to the extent permitted pursuant to the Companies Law). Any Shares under the Pool that are not subject to outstanding or exercised Awards at the termination of this Plan shall cease to be reserved for the purpose of this Plan.

5.3                  During the term of this Plan, the Company will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

6.	GENERAL TERMS AND CONDITIONS OF AWARDS

Each Award granted pursuant to this Plan shall be evidenced by a written agreement between the Company and the Grantee or a written notice delivered by the Company and signed by the Grantee (the “Award Agreement”), in substantially such form or forms and containing such terms and conditions, as the Board shall from time to time approve. The Award Agreement shall comply with and be subject to the following general terms and conditions and the provisions of this Plan (except for any provisions applying to Awards under different tax regimes), unless otherwise specifically provided in such Award Agreement, or the terms referred to in other Sections of this Plan applying to Awards under such applicable tax regimes, or terms prescribed by Applicable Law. Award Agreements need not be in the same form and may differ in the terms and conditions included therein.

6.1                  Number of Shares. Each Award Agreement shall state the number of Shares covered by the Award.

6.2                  Type of Award. Each Award Agreement may state the type of Award granted thereunder, provided that the tax treatment of any Award, whether or not stated in the Award Agreement, shall be as determined in accordance with Applicable Laws.

6.3                  Exercise Price. Each Award Agreement shall state the Exercise Price. The Exercise Price shall also be subject to adjustments as provided in Section 11 hereof.

6.4                  Manner of Exercise. An Award may be exercised, as to any or all Shares as to which the Award has become exercisable, by written notice delivered in person or by mail (or such other methods of delivery prescribed by the Company) to the General Counsel and Corporate Secretary of the Company or to such other person as determined by the Board, or in any other manner as the Board shall prescribe from time to time, specifying the number of Shares with respect to which the Award is being exercised (which may be equal to or lower than the aggregate number of Shares that have become exercisable at such time, subject to the last sentence of this Section), accompanied by payment of the aggregate Exercise Price for such Shares in the manner specified in the following sentence. The exercise of Options and (if and to the extent applicable) Restricted Share Units shall be made by way of a "cashless" exercise, such that the number of Shares underlying these Awards shall be calculated in the accordance with the following formula:

A x (B - C)
B

A =	The number of Options or (if applicable) Restricted Share Units which the Grantee wishes to exercise as specified in the exercise notice;

B =	The closing price in USD of the Shares on the stock exchange in which the Shares are principally traded on the date of exercising the Option or (if applicable) the Restricted Share Unit;

C =	Exercise Price in USD per Option or (if applicable) Restricted Share Unit;

provided that with respect to 102 Trustee Awards, to the extent required by Applicable Law, a specific ruling is obtained from the ITA and the cashless procedures comply with the terms of ITA guidelines. Without derogating from the foregoing, the Company may apply in its sole discretion additional procedures and requirements in connection with the exercise or sale mechanism of Awards by any Grantee. A Grantee may not exercise Awards unless the aggregate Exercise Price thereof is equal to or in excess of the lower of: (a) the aggregate Exercise Price for all Shares as to which the Award has become exercisable at such time; or (b) US$1,000.

6.5                  Term and Vesting of Awards

6.5.1                Each Award Agreement shall provide the vesting schedule for the Award as determined by the Board. The Board shall have the authority to determine the vesting schedule and accelerate the vesting of any outstanding Award at such time and under such circumstances as it, in its sole discretion, deems appropriate. Unless otherwise resolved by the Board and stated in the Award Agreement, and subject to Sections 6.6 and 6.7 hereof, Awards shall vest and become exercisable under the following schedule: twenty-five percent (25%) of the Shares covered by the Award, following the first anniversary of the vesting commencement date determined by the Board and 6.25% of the Shares on the lapse of each three (3) months following the first anniversary of the vesting commencement date determined by the Board (and in the absence of such determination, of the date on which such Award was granted) such that 100% of the Awards will vest upon their fourth anniversary of the vesting commencement date,; provided that the Grantee remains a Service Provider of the Company or its Subsidiaries continuously throughout such vesting period.

6.5.2                The Exercise Period of an Award will be set forth in the Award Agreement provided however, that the maximum Exercise Period shall be ten (10) years from the date of grant of the Award, and provided further that the Exercise Period of any Award shall be subject to the early termination provisions set forth in Sections 6.6 and 6.7 hereof and the provisions of Section 11.4 hereof. At the expiration of the Exercise Period, any Award, or any part thereof, that has not been exercised within the term of the Award and the Shares covered thereby not paid for in accordance with this Plan and the Award Agreement shall terminate and become null and void, and all interests and rights of the Grantee in and to the same shall expire.

6.6                  Termination

6.6.1                Unless otherwise determined by the Board, and subject to Section 6.7 hereof, an Award may not be exercised unless the Grantee is then a Service Provider of the Company or a Subsidiary and unless the Grantee has remained continuously so employed since the date of grant of the Award and throughout the vesting period.

6.6.2                In the event that the employment or service of a Grantee shall terminate (other than by reason of death, Disability or Retirement), all Awards of such Grantee that are unvested at the time of such termination shall terminate on the date of such termination, and all Awards of such Grantee that are vested and exercisable at the time of such termination may be exercised within three (3) months after the date of such termination (or such different period as the Board shall prescribe), but in any event no later than the date of expiration of the Award’s term as set forth in the Award Agreement or pursuant to this Plan; provided however, that if the Company (or the Subsidiary, when applicable) shall terminate the Grantee’s employment or service for Cause (as defined below) or if at any time during the Exercise Period (whether prior to or after termination of employment or service, and whether or not the Grantee’s employment or service is terminated by either party as a result thereof), facts or circumstances arise or are discovered with respect to the Grantee that would have constituted Cause, all Awards theretofore granted to such Grantee (whether vested or not) shall, to the extent not theretofore exercised, terminate on the date of such termination (or on such subsequent date on which such facts or circumstances arise or are discovered, as the case may be) unless otherwise determined by the Board.

6.6.3                Notwithstanding anything to the contrary, the Board, in its absolute discretion, may, on such terms and conditions as it may determine appropriate, extend the periods for which Awards held by any Grantee may continue to vest and be exercisable; it being clarified that such Awards may lose their entitlement to certain tax benefits under Applicable Law as a result of the modification of such Awards.

6.6.4                For purposes of this Plan:

6.6.4.1         a termination of employment or service of a Grantee shall not be deemed to occur in case of (i) a transition or transfer of a Grantee among the Company and its Subsidiaries, (ii) a change in the capacity in which the Grantee is employed or renders service to the Company or any of its Subsidiaries or a change in the identity of the employing or engagement entity among the Company and its Subsidiaries, provided, in case of (i) and (ii) above, that the Grantee has remained continuously employed by and/or in the service of the Company and its Subsidiaries since the date of grant of the Award and throughout the vesting period; (iii) if the Grantee takes any unpaid leave as set forth in Section 6.8(i) below.

6.6.4.2         In the case of a Grantee whose principal employer or service recipient is a Subsidiary, the Grantee’s employment shall also be deemed terminated for purposes of this Section 6.6 as of the date on which such principal employer or service recipient ceases to be a Subsidiary.

6.6.4.3         The term “Cause” shall mean (irrespective of, and in addition to, any definition included in any other agreement or instrument applicable to the Grantee) any of the following: (i) any criminal act, theft, fraud, embezzlement, dishonesty, willful misconduct, falsification of any documents or records of the Company or any of its Subsidiaries, felony or similar act by the Grantee (in each case, whether or not related to the Grantee’s relationship with the Company); (ii) an act of moral turpitude by the Grantee, or any act that causes significant injury to, or is otherwise materially adversely affecting, the reputation, business, assets, operations or business relationship of the Company (or a Subsidiary, when applicable); (iii) any breach by the Grantee of any material agreement with or of any material duty of the Grantee to the Company or any Subsidiary thereof (including breach of confidentiality, non-disclosure, non-use non-competition or non-solicitation covenants towards the Company or any of its Subsidiaries) or material failure to abide by code of conduct or other policies of the Company (including, without limitation, policies relating to confidentiality and reasonable workplace conduct, sexual harassment and corruption); (iv) any act which constitutes a breach of a Grantee’s fiduciary duty towards the Company or a Subsidiary; or (v) any circumstances that constitute grounds for termination for cause under the Grantee’s employment or service agreement with the Company or a Subsidiary, to the extent applicable. For the avoidance of doubt, the determination as to whether a termination is for Cause for purposes of this Plan, shall be made in good faith by the Board and shall be final and binding on the Grantee.

6.7                  Death, Disability or Retirement of Grantee.

6.7.1                If a Grantee shall die while employed by, or performing service for, the Company or its Subsidiaries, or within the three (3) month period after the date of termination of such Grantee's employment or service (or within such different period as the Board may have provided pursuant to Section 6.6 hereof), or if the Grantee's employment or service shall terminate by reason of Disability, all Awards of such Grantee that are unvested at the time of such death or termination shall terminate on the date of such death or Disability of the Grantee, and all Awards theretofore granted to such Grantee may (to the extent otherwise vested and exercisable and unless earlier terminated in accordance with their terms) be exercised by the Grantee or by the Grantee's estate or by a person who acquired the legal right to exercise such Awards by bequest or inheritance, or by a person who acquired the legal right to exercise such Awards in accordance with Applicable Law in the case of Disability of the Grantee, as the case may be, at any time within one (1) year after the death or Disability of the Grantee, but in any event no later than the date of expiration of the Award’s term as set forth in the Award Agreement or pursuant to this Plan. In the event that an Award granted hereunder shall be exercised as set forth above by any person other than the Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or proof satisfactory to the Board of the right of such person to exercise such Award.

6.7.2                In the event that the employment or service of a Grantee shall terminate on account of such Grantee's Retirement, all Awards of such Grantee that are unvested at the time of such termination shall terminate on the date of such termination, and all Awards of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within the three (3) month period after the date of such Retirement (or such different period as the Board shall prescribe).

6.8                  Suspension of Vesting. Unless the Board provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence, other than in the case of any (i) leave of absence which was pre-approved by the Company explicitly for purposes of continuing the vesting of Awards, or (ii) transfers between locations of the Company or any of its Subsidiaries, or between the Company and any of its Subsidiaries, or any respective successor thereof. For the avoidance of doubt, for purposes of this Plan, military leave, statutory maternity or paternity leave or sick leave are not deemed unpaid leave of absence.

6.9                  Securities Law Restrictions. Except as otherwise provided in the applicable Award Agreement, if the exercise of an Award following the termination of the Service Provider’s employment or service (other than for Cause) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act or equivalent requirements under equivalent laws of other applicable jurisdictions, then the Award shall remain exercisable and terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Service Provider’s employment or service during which the exercise of the Award would not be in such violation, or (ii) the expiration of the term of the Award as set forth in the Award Agreement or pursuant to this Plan. In addition, unless otherwise provided in a Grantee’s Award Agreement, if the sale of any Shares received upon exercise or (if applicable) vesting of an Award following the termination of the Grantee's employment or service (other than for Cause) would violate the Company’s insider trading policy, then the Award shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Grantee's employment or service during which the exercise of the Award would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Award as set forth in the applicable Award Agreement or pursuant to this Plan.

6.10                  Other Provisions. The Award Agreement evidencing Awards under this Plan shall contain such other terms and conditions not inconsistent with this Plan as the Board may determine, at or after the date of grant, including provisions in connection with the restrictions on transferring the Awards or Shares covered by such Awards, which shall be binding upon the Grantees and any purchaser, assignee or transferee of any Awards, and other terms and conditions as the Board shall deem appropriate.

7.	102 AWARDS

Awards granted pursuant to this Section 7 are intended to constitute 102 Awards and shall be granted subject to the following special terms and conditions, the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 7 and the other terms of this Plan, this Section 7 shall prevail.

7.1                  Tracks. Awards granted pursuant to this Section 7 are intended to be granted pursuant to Section 102 of the Ordinance pursuant to either (i) Section 102(b)(2) thereof, under the capital gain track (“102 Capital Gain Track Awards”), or (ii) Section 102(b)(1) thereof under the ordinary income track (“102 Ordinary Income Track Awards”, and together with 102 Capital Gain Track Awards, “102 Trustee Awards”). 102 Trustee Awards shall be granted subject to the special terms and conditions contained in this Section 7, the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Options under different tax laws or regulations.

7.2                  Election of Track. Subject to Applicable Law, the Company may grant only one type of 102 Trustee Awards at any given time to all Grantees who are to be granted 102 Trustee Awards pursuant to this Plan, and shall file an election with the ITA regarding the type of 102 Trustee Awards it elects to grant before the date of grant of any 102 Trustee Awards (the “Election”). Such Election shall also apply to any other securities, including bonus shares, received by any Grantee as a result of holding the 102 Trustee Awards. The Company may change the type of 102 Trustee Awards that it elects to grant only after the expiration of at least 12 months from the end of the year in which the first grant was made in accordance with the previous Election, or as otherwise provided by Applicable Law. Any Election shall not prevent the Company from granting Awards, pursuant to Section 102(c) of the Ordinance without a Trustee (“102 Non-Trustee Awards”).

7.3                  Eligibility for Awards. Subject to Applicable Law, 102 Awards may only be granted to an "employee" within the meaning of Section 102(a) of the Ordinance (which as of the date of the adoption of this Plan means (i) individuals employed by an Israeli company being the Company or any of its Subsidiaries, and (ii) individuals who are serving and are engaged personally (and not through an entity) as “office holders” by such an Israeli company), but may not be granted to a Controlling Shareholder (“Eligible 102 Grantees”). Eligible 102 Grantees may receive only 102 Awards, which may either be granted to a Trustee or granted under Section 102 of the Ordinance without a Trustee.

7.4                  102 Award Grant Date.

7.4.1               Each 102 Award will be deemed granted on the date determined by the Board, subject to Section 7.4.2, provided that (i) the Grantee has signed all documents required by the Company or pursuant to Applicable Law, and (ii) with respect to 102 Trustee Award, the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA.

7.4.2                Unless otherwise permitted by the Ordinance, any grants of 102 Trustee Awards that are made on or after the date of the adoption of this Plan or an amendment to this Plan, as the case may be, that may become effective only at the expiration of thirty (30) days after the filing of this Plan or any amendment thereof (as the case may be) with the ITA in accordance with the Ordinance shall be conditional upon the expiration of such 30-day period, and such condition shall be read and is incorporated by reference into any corporate resolutions approving such grants and into any Award Agreement evidencing such grants (whether or not explicitly referring to such condition), and the date of grant shall be at the expiration of such 30-day period, whether or not the date of grant indicated therein corresponds with this Section. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicating in any corporate resolution or Award Agreement.

7.5                  102 Trustee Awards

7.5.1                Each 102 Trustee Award, each Share issued pursuant to the exercise of any 102 Trustee Award, and any rights granted thereunder, including bonus shares, shall be issued to and registered in the name of the Trustee and shall be held in trust for the benefit of the Grantee for the requisite period prescribed by the Ordinance (the “Required Holding Period”). In the event that the requirements under Section 102 of the Ordinance to qualify an Award as a 102 Trustee Award are not met, then the Award may be treated as a 102 Non-Trustee Award or 3(9) Award, all in accordance with the provisions of the Ordinance. After the expiration of the Required Holding Period, the Trustee may release such 102 Trustee Awards and any such Shares, provided that (i) the Trustee has received an acknowledgment from the ITA that the Grantee has paid any applicable taxes due pursuant to the Ordinance, or (ii) the Trustee and/or the Company and/or its Subsidiary withholds all applicable taxes and compulsory payments due pursuant to the Ordinance arising from the 102 Trustee Awards and/or any Shares issued upon exercise or (if applicable) vesting of such 102 Trustee Awards. The Trustee shall not release any 102 Trustee Awards or Shares issued upon exercise or (if applicable) vesting thereof prior to the payment in full of the Grantee’s tax and compulsory payments arising from such 102 Trustee Awards and/or Shares or the withholding referred to in (ii) above.

7.5.2                Each 102 Trustee Award shall be subject to the relevant terms of the Ordinance, the Rules and any determinations, rulings or approvals issued by the ITA, which shall be deemed an integral part of the 102 Trustee Awards and shall prevail over any term contained in this Plan or Award Agreement that is not consistent therewith. Any provision of the Ordinance, the Rules and any determinations, rulings or approvals by the ITA not expressly specified in this Plan or Award Agreement that are necessary to receive or maintain any tax benefit pursuant to Section 102 of the Ordinance shall be binding on the Grantee. A Grantee granted a 102 Trustee Awards shall comply with the Ordinance and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. The Grantee shall execute any and all documents that the Company and/or its Subsidiaries and/or the Trustee determine from time to time to be necessary in order to comply with the Ordinance and the Rules.

7.5.3                During the Required Holding Period, the Grantee shall not release from trust or sell, assign, transfer or give as collateral, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Trustee Awards and/or any securities issued or distributed with respect thereto, until the expiration of the Required Holding Period. Notwithstanding the above, if any such sale, release or other action occurs during the Required Holding Period it may result in adverse tax consequences to the Grantee under Section 102 of the Ordinance and the Rules, which shall apply to and shall be borne solely by such Grantee. Subject to the foregoing, the Trustee may, pursuant to a written request from the Grantee, but subject to the terms of this Plan, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such release or transfer: (i) payment has been made to the ITA of all taxes and compulsory payments required to be paid upon the release and transfer of the Shares, and confirmation of such payment has been received by the Trustee and the Company, and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, any agreement governing the Shares, this Plan, the Award Agreement and any Applicable Law.

7.5.4                If a 102 Trustee Award is exercised or (if applicable) vested, the Shares issued upon such exercise or (if applicable) vesting shall be issued in the name of the Trustee for the benefit of the Grantee.

7.5.5                Upon or after receipt of a 102 Trustee Award, if required, the Grantee may be required to sign an undertaking to release the Trustee from any liability with respect to any action or decision duly taken and executed in good faith by the Trustee in relation to this Plan, or any 102 Trustee Awards or Share granted to such Grantee thereunder.

7.6                  102 Non-Trustee Awards. The foregoing provisions of this Section 7 relating to 102 Trustee Awards shall not apply with respect to 102 Non-Trustee Awards, which shall, however, be subject to the relevant provisions of Section 102 of the Ordinance and the applicable Rules. The Board may determine that 102 Non-Trustee Awards, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Awards and/or any securities issued or distributed with respect thereto, shall be allocated or issued to the Trustee, who shall hold such 102 Non-Trustee Awards and all accrued rights thereon (if any), in trust for the benefit of the Grantee and/or the Company, as the case may be, until the full payment of tax arising from the 102 Non-Trustee Awards, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Awards and/or any securities issued or distributed with respect thereto. The Company may choose, alternatively, to force the Grantee to provide it with a guarantee or other security, to the satisfaction of each of the Trustee and the Company, until the full payment of the applicable taxes.

7.7                  Israeli Index Base for 102 Awards. Each 102 Award will be subject to the Israeli index base of the Value of Benefit, as defined in Section 102(a) of the Ordinance, as determined by the Board in its discretion, pursuant to the Rules, from time to time. The Board may amend (which amendment may have a retroactive effect) the Israeli index base, pursuant to the Ordinance, without the Grantee’s consent.

7.8                  Written Grantee Undertaking. To the extent and with respect to any 102 Trustee Award, and as required by Section 102 of the Ordinance and the Rules, by virtue of the receipt of such Award, the Grantee is deemed to have undertaken and confirm in writing the following (and such undertaking is deemed incorporated into any documents signed by the Grantee in connection with the employment or service of the Grantee and/or the grant of such Award). The following written undertaking shall be deemed to apply and relate to all Awards granted to the Grantee, whether under this Plan or other plans maintained by the Company, and whether prior to or after the date hereof.

7.8.1                The Grantee shall comply with all terms and conditions set forth in Section 102 of the Ordinance with regard to the “Capital Gain Track” or the “Ordinary Income Track”, as applicable, and the applicable rules and regulations promulgated thereunder, as amended from time to time;

7.8.2                The Grantee is familiar with, and understand the provisions of, Section 102 of the Ordinance in general, and the tax arrangement under the “Capital Gain Track” or the “Ordinary Income Track” in particular, and its tax consequences; the Grantee agrees that the Awards and Shares that may be issued upon exercise or (if applicable) vesting of the Awards (or otherwise in relation to the Awards), will be held by a trustee appointed pursuant to Section 102 of the Ordinance for at least the duration of the "Holding Period" (as such term is defined in Section 102) under the "Capital Gain Track" or the “Ordinary Income Track”, as applicable. The Grantee understands that any release of such Awards or Shares from trust, or any sale of the Shares prior to the termination of the Required Holding Period, as defined above, will result in taxation at marginal tax rate, in addition to deductions of appropriate social security, health tax contributions or other compulsory payments; and

7.8.3                The Grantee agrees to the trust deed signed between the Company, his or her employing company and the trustee appointed pursuant to Section 102 of the Ordinance.

8.	3(9) AWARDS.

Awards granted pursuant to this Section 8 are intended to constitute 3(9) Awards and shall be granted subject to the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 8 and the other terms of this Plan, this Section 8 shall prevail.

8.1                  To the extent required by the Ordinance or the ITA or otherwise deemed by the Board to be advisable, the 3(9) Awards and/or any shares or other securities issued or distributed with respect thereto granted pursuant to this Plan shall be issued to a Trustee nominated by the Board in accordance with the provisions of the Ordinance. In such event, the Trustee shall hold such Awards and/or any shares or other securities issued or distributed with respect thereto in trust, until exercised or (if applicable) vested by the Grantee and the full payment of tax arising therefrom, pursuant to the Company's instructions from time to time as set forth in a trust agreement, which will have been entered into between the Company and the Trustee. If determined by the Board or the Board, and subject to such trust agreement, the Trustee shall be responsible for withholding any taxes to which a Grantee may become liable upon issuance of Shares, whether due to the exercise or (if applicable) vesting of Awards.

8.2                  Shares pursuant to a 3(9) Award shall not be issued, unless the Grantee delivers to the Company payment in cash or by bank check or such other form acceptable to the Board of all withholding taxes due, if any, on account of the Grantee acquired Shares under the Award or gives other assurance satisfactory to the Board of the payment of those withholding taxes.

9.	RESTRICTED SHARES

The Board may award Restricted Shares to any eligible Grantee, including under Section 102 of the Ordinance. Each Award of Restricted Shares under this Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Restricted Share Agreement”), in such form as the Board shall from time to time approve. The Restricted Shares shall be subject to all applicable terms, conditions and restrictions of this Plan, which in the case of Restricted Shares granted under Section 102 of the Ordinance shall include Section 7 hereof, and may be subject to any other terms that are not inconsistent with this Plan. The provisions of the various Restricted Shares Agreements entered into under this Plan need not be identical. The Restricted Share Agreement shall comply with and be subject to Section 6 and the following terms and conditions, unless otherwise specifically provided in such Agreement and not inconsistent with this Plan, or Applicable Law:

9.1                  Purchase Price. Section 6.4 shall not apply. Each Restricted Share Agreement shall state an amount of Exercise Price to be paid by the Grantee, if any, in consideration for the issuance of the Restricted Shares and the terms of payment thereof.

9.2                  Restrictions. In addition to any other restrictions set forth in the Plan, Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution (in which case they shall be transferred subject to all restrictions then or thereafter applicable thereto), until such Restricted Shares shall have vested (the period from the date on which the Award is granted until the date of vesting of the Restricted Share thereunder being referred to herein as the “Restricted Period”). Certificates for shares issued pursuant to Restricted Share Awards shall bear an appropriate legend referring to such restrictions. Such certificates may, if so determined by the Board, be held in escrow by an escrow agent appointed by the Board, or, if a Restricted Share Award is made pursuant to Section 102 of the Ordinance, by the Trustee. To the extent required by the Ordinance or the ITA, the Restricted Shares issued pursuant to Section 102 of the Ordinance shall be issued to the Trustee in accordance with the provisions of the Ordinance and the Restricted Shares shall be held for the benefit of the Grantee for such period as may be required by the Ordinance.

9.3                  Forfeiture. Subject to such exceptions as may be determined by the Board, if the Grantee's continuous employment with or service to the Company or any Subsidiary thereof shall terminate for any reason prior to the expiration of the Restricted Period of an Award or prior to the timely payment in full of the Exercise Price of any Restricted Shares, any Shares remaining subject to vesting or with respect to which the purchase price has not been paid in full, shall thereupon be forfeited for no consideration, subject to Applicable Laws and the Grantee shall have no further rights with respect to such Restricted Shares.

9.4                  Ownership. Except as otherwise set forth in the Restricted Share Agreement, during the Restricted Period the Grantee shall possess all incidents of ownership of such Restricted Shares, subject to Section 9.2, including the right to vote and receive dividends with respect to such Shares. Notwithstanding anything to the contrary herein, dividends, if any, with respect to the Restricted Shares shall be withheld by the Company for the Grantee’s account (without accruing any interest), and shall be subject to vesting and forfeiture to the same degree as the Restricted Shares to which such dividends relate. All securities, if any, received by a Grantee with respect to Restricted Shares as a result of any stock split, stock dividend, combination of shares, or other similar transaction (pursuant to Section 11.3 hereof) shall be subject to the restrictions, vesting and forfeiture applicable to the original Award.

10.	RESTRICTED SHARE UNITS

An RSU is an Award covering a number of Shares that is settled, if vested and (if applicable) exercised, by issuance of those Shares. An RSU may be awarded to any eligible Grantee, including under Section 102 of the Ordinance. The Award Agreement relating to the grant of RSUs under this Plan (the “Restricted Share Unit Agreement”), shall be in such form as the Board shall from time to time approve. The RSUs shall be subject to all applicable terms, conditions and restrictions of this Plan (including Section 6 hereof), which in the case of RSUs granted under Section 102 of the Ordinance shall include Section 7 hereof, and may be subject to any other terms that are not inconsistent with this Plan. The provisions of the various Restricted Share Unit Agreements entered into under this Plan need not be identical.

10.1                Exercise Price. No payment of Exercise Price shall be required as consideration for RSUs, unless included in the Award Agreement or as required by Applicable Law, and Section 6.4 shall apply, if applicable.

10.2               Shareholders’ Rights. The Grantee shall not possess or own any ownership rights in the Shares underlying the RSUs and no rights as a shareholder shall exist prior to the actual issuance of Shares in the name of the Grantee.

10.3                Settlements of Awards. Settlement of vested RSUs shall be made in the form of Shares. Distribution to a Grantee of an amount (or amounts) from settlement of vested RSUs can be deferred to a date after settlement as determined by the Board. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents, subject to Applicable Law and ITA guidelines. Until the grant of RSUs is settled, the number of Shares underlying such RSUs shall be subject to adjustment pursuant hereto.

11.	EFFECT OF CERTAIN CHANGES

11.1                 Cash Dividend. In the event of any payment of a cash dividend by the Company to its shareholders, the Exercise Price of each outstanding Award shall be automatically reduced by the full (gross) amount of dividend per Share in USD, subject to the receipt of a specific ruling from the ITA.

11.2                 Rights Offering. In the event the Company conducts a rights offering, the Exercise Price of each outstanding Award shall be automatically reduced by an amount in USD equals to the benefit component to the offerees in the rights offering, subject to the receipt of a specific ruling from the ITA. For this purpose, the benefit component shall mean the ratio between the closing price of a Share on the last trading day prior to the ex-date and the base price of the Share on the ex-date.

11.3                Capitalization Events. In the event of a division or subdivision of the outstanding share capital of the Company, any distribution of bonus shares (stock split), consolidation or combination of share capital of the Company (reverse stock split), distribution of dividends in any form other than cash, reclassification with respect to the Shares, or any similar recapitalization events (other than rights offering) , reorganization (which may include a combination or exchange of shares, spin-off, split-up or other corporate divestiture or division, or other similar occurrences) then (i) the number of Shares reserved and available for grants of Awards under this Plan, (ii) the number of Shares covered by each outstanding Award and (iii) the Exercise Price of each outstanding Award, will, in each case, be proportionately and equitably adjusted, as determined in good faith by the Board. Any fractional shares resulting from any such adjustment shall be rounded to the nearest whole share, and the Company shall have no obligation to make any cash or other payment with respect to such fractional shares. The adjustments determined by the Board pursuant to this Section 11.3 (including a determination that no adjustment is to be made) shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the Exercise Price or the number of Shares Covered by each outstanding Award.

11.4                Corporate Events. Upon the occurrence or in anticipation of (i) a sale or disposition, in one or series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole; or (ii) of a Change of Control; or upon a resolution of the Company’s shareholders to approve a liquidation or dissolution of the Company (each such event or transaction, a “Corporate Event”), then, without derogating from the Board’s general authority and power under this Plan and without the Grantee’s consent :

11.4.1                Automatic Acceleration. All outstanding Awards shall (to the extent not already vested) automatically accelerate and become fully vested and immediately exercisable. The Board shall notify the applicable Grantees in writing a reasonable time prior to the consummation of the Corporate Event that all outstanding Awards held by such Grantees shall be exercisable for a designated period of time which shall begin on the date of such notice and shall end prior to the consummation of the Corporate Event, as shall be determined by the Board in its sole discretion (the “Designated Period”).

11.4.2              Cancelling Unexercised Awards. Any Awards not exercised prior to the expiration of the Designated Period shall be automatically cancelled (without any additional notice) upon or immediately prior to the closing of the Corporate Event.

11.4.3              Corporate Transaction. In the event of a Corporate Transaction, each Share issued to a Grantee in connection with any Award exercised by such Grantee within the Designated Period shall confer on him or her, upon the closing of such Corporate Transaction, the same rights and privileges provided to the holders of Shares for each Share held on the effective date of the Corporate Transaction, which may include a consideration for each such Share, whether in cash, stock (of the Company or the successor corporation in such Corporate Transaction or any parent or Subsidiary thereof) or other securities or property, or any combination thereof, as shall be determined by the Board. For the avoidance of doubt, any such Grantee shall be subject, for any and all purposes (in his or her capacity as a holder of Shares), to the definitive agreement(s) in connection with the Corporate Transaction as applying to other holders of Shares including, such terms, conditions, representations, undertakings, liabilities, limitations, releases, indemnities, participating in transaction expenses, earn-outs, holdback and escrow arrangement or other contingencies, in each case, as determined by the Board.

11.5       Neither the authorities and powers of the Board under this Section 11 nor the exercise or implementation thereof or any consequences resulting therefrom, (i) shall be deemed to constitute a change of the terms of this Plan or an amendment of the rights of such holder hereunder, and (ii) shall be restricted or limited in any way by any adverse implications (tax or otherwise) that may result to any Grantee, and, in each case, may be effected without consent of any Grantee and without any liability to the Company or its Subsidiaries and to their respective officers, directors, employees and representatives and the respective successors and assigns of any of the foregoing.

11.6       The Board’s determinations pursuant to this Section 11 shall be conclusive and binding on all Grantees.

12.	NON-TRANSFERABILITY OF AWARDS; SURVIVING BENEFICIARY

12.1                All Awards granted under this Plan by their terms shall not be transferable otherwise than by will or by the laws of descent and distribution, unless otherwise determined by the Board or under this Plan, provided that with respect to Shares issued upon exercise or (if applicable) the vesting of Awards the restrictions on transfer shall be the restrictions referred to in Section 13 (Conditions upon Issuance of Shares) hereof. Subject to the above provisions, the terms of such Award, this Plan and any applicable Award Agreement shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee. Any transfer of an Award not permitted hereunder (including transfers pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse) and any grant of any interest in any Award to, or creation in any way of any direct or indirect interest in any Award by, any party other than the Grantee shall be null and void and shall not confer upon any party or person, other than the Grantee, any rights.

12.2                So long as the Shares are held by the Trustee in favor of the Grantee, all rights possessed by the Grantee over the Shares are personal, and may not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

12.3                The provisions of this Section 12 shall apply to the Grantee and to any purchaser, assignee or transferee of any Shares.

13.	CONDITIONS UPON ISSUANCE OF SHARES; GOVERNING PROVISIONS

13.1               Legal Compliance. The grant of Awards and the issuance of Shares upon exercise or settlement of Awards shall be subject to compliance with all Applicable Laws. In addition, no Award may be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise or settlement of the Award be in effect with respect to the shares issuable upon exercise of the Award, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. As a condition to the exercise of an Award, the Company may require the person exercising such Award to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company, including to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, all in form and content specified by the Company.

13.2                Provisions Governing Shares. Shares issued pursuant to an Award shall be subject to the Articles of Association all policies, manuals and internal regulations adopted by the Company from time to time, in each case, as may be amended from time to time, including any provisions included therein concerning restrictions or limitations on disposition of Shares (such as, but not limited to, and lock up/market stand-off) or grant of any rights with respect thereto, any provisions concerning restrictions on the use of inside information and other provisions deemed by the Company to be appropriate in order to ensure compliance with Applicable Laws. Each Grantee shall execute such separate agreement(s) as may be requested by the Company relating to matters set forth in this Section 13.2. The execution of such separate agreement(s) may be a condition by the Company to the exercise of any Award.

14.	MARKET STAND-OFF

14.1                In connection with any underwritten public offering of equity securities of the Company pursuant to an effective registration statement filed under the Securities Act or equivalent law in another jurisdiction, the Grantee shall not directly or indirectly, without the prior written consent of the Company or its underwriters, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares or other Awards, any securities of the Company (whether or not such Shares were acquired under this Plan), or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Shares or securities of the Company and any other shares or securities issued or distributed in respect thereto or in substitution thereof (collectively, “Securities”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clauses (i) or (ii) is to be settled by delivery of Securities, in cash or otherwise. The foregoing provisions of this Section 14.1 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement to which the Company is a party. Such restrictions (the “Market Stand-Off”) shall be in effect for such period of time (the “Market Stand-Off Period”): (A) (1) in the case of the Company’s initial public offering, following the first public filing of the registration statement relating to the underwritten public offering until the expiration of 180 days following the effective date of such registration statement relating to the Company’s initial public offering or (2) in the case of any other public offering of the Company's ordinary shares, from the first date on which a preliminary prospectus (or prospectus supplement) relating to such public offering is filed under the Securities Act until the expiration of 90 days following the date of the final prospectus (or prospectus supplement) relating to such public offering; or (B) such other period as shall be requested by the Company or the underwriters. Notwithstanding anything herein to the contrary, if the underwriter(s) and the Company agree on a termination date of the Market Stand-Off Period in the event of failure to consummate a certain public offering, then such termination shall apply also to the Market Stand-Off Period hereunder with respect to that particular public offering.

14.2                In the event of a subdivision of the outstanding share capital of the Company, the distribution of any securities (whether or not of the Company), whether as bonus shares or otherwise, and whether as dividend or otherwise, a recapitalization, a reorganization (which may include a combination or exchange of shares or a similar transaction affecting the Company’s outstanding securities without receipt of consideration), a consolidation, a spin-off or other corporate divestiture or division, a reclassification or other similar occurrence, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off.

14.3                In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Plan until the end of the applicable Market Stand-Off period.

14.4                The underwriters in connection with a registration statement so filed are intended third party beneficiaries of this Section 14 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Grantee shall execute such separate agreement(s) as may be requested by the Company or the underwriters in connection with such registration statement and in the form required by them, relating to Market Stand-Off (which need not be identical to the provisions of this Section 14, and may include such additional provisions and restrictions as the underwriters deem advisable) or that are necessary to give further effect thereto. The execution of such separate agreement(s) may be a condition by the Company to the exercise of any Award.

14.5                Without derogating from the above provisions of this Section 14 or elsewhere in this Plan, the provisions of this Section 14 shall apply to the Grantee and the Grantee’s heirs, legal representatives, successors, assigns, and to any purchaser, assignee or transferee of any Awards or Shares.

15.	AGREEMENT REGARDING TAXES; DISCLAIMER

15.1                If the Board shall so require, as a condition of exercise of an Award, the release of Shares by the Trustee or the expiration of the Restricted Period, a Grantee shall agree that, no later than the date of such occurrence, the Grantee will pay to the Company (or the Trustee, as applicable) or make arrangements satisfactory to the Board and the Trustee (if applicable) regarding payment of any applicable taxes and compulsory payments of any kind required by Applicable Law to be withheld or paid.

15.2                TAX LIABILITY. ALL TAX CONSEQUENCES UNDER ANY APPLICABLE LAW WHICH MAY ARISE FROM THE GRANT OF ANY AWARDS OR THE EXERCISE THEREOF, THE SALE OR DISPOSITION OF ANY SHARES GRANTED HEREUNDER OR ISSUED UPON EXERCISE OR (IF APPLICABLE) THE VESTING OF ANY AWARD, THE ASSUMPTION, SUBSTITUTION, CANCELLATION OR PAYMENT IN LIEU OF AWARDS OR FROM ANY OTHER ACTION IN CONNECTION WITH THE FOREGOING (INCLUDING WITHOUT LIMITATION ANY TAXES AND COMPULSORY PAYMENTS PAYABLE BY THE GRANTEE OR THE COMPANY IN CONNECTION THEREWITH) SHALL BE BORNE AND PAID SOLELY BY THE GRANTEE, AND THE GRANTEE SHALL INDEMNIFY THE COMPANY, ITS SUBSIDIARIES AND THE TRUSTEE, AND SHALL HOLD THEM HARMLESS FROM AND AGAINST ANY LIABILITY FOR ANY SUCH TAX OR PAYMENT OR ANY PENALTY, INTEREST OR INDEXATION THEREON. EACH GRANTEE AGREES TO, AND UNDERTAKES TO COMPLY WITH, ANY RULING, SETTLEMENT, CLOSING AGREEMENT OR OTHER SIMILAR AGREEMENT OR ARRANGEMENT WITH ANY TAX AUTHORITY IN CONNECTION WITH THE FOREGOING WHICH IS APPROVED BY THE COMPANY.

15.3                NO TAX ADVICE. THE GRANTEE IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING, EXERCISING OR DISPOSING OF AWARDS HEREUNDER. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE GRANTEE ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF THE GRANTEE.

15.4               TAX TREATMENT. THE COMPANY DOES NOT UNDERTAKE OR ASSUME ANY LIABILITY OR RESPONSIBILITY TO THE EFFECT THAT ANY AWARD SHALL QUALIFY WITH ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT, OR BENEFIT FROM ANY PARTICULAR TAX TREATMENT OR TAX ADVANTAGE OF ANY TYPE AND THE COMPANY SHALL BEAR NO LIABILITY IN CONNECTION WITH THE MANNER IN WHICH ANY AWARD IS EVENTUALLY TREATED FOR TAX PURPOSES, REGARDLESS OF WHETHER THE AWARD WAS GRANTED OR WAS INTENDED TO QUALIFY UNDER ANY PARTICULAR TAX REGIME OR TREATMENT. THIS PROVISION SHALL SUPERSEDE ANY TYPE OF AWARDS OR TAX QUALIFICATION INDICATED IN ANY CORPORATE RESOLUTION OR AWARD AGREEMENT, WHICH SHALL AT ALL TIMES BE SUBJECT TO THE REQUIREMENTS OF APPLICABLE LAW. THE COMPANY DOES NOT UNDERTAKE AND SHALL NOT BE REQUIRED TO TAKE ANY ACTION IN ORDER TO QUALIFY THE AWARD WITH THE REQUIREMENT OF ANY PARTICULAR TAX TREATMENT AND NO INDICATION IN ANY DOCUMENT TO THE EFFECT THAT ANY AWARD IS INTENDED TO QUALIFY FOR ANY TAX TREATMENT SHALL IMPLY SUCH AN UNDERTAKING. NO ASSURANCE IS MADE BY THE COMPANY OR ANY OF ITS SUBSIDIARIES THAT ANY PARTICULAR TAX TREATMENT ON THE DATE OF GRANT WILL CONTINUE TO EXIST OR THAT THE AWARD WOULD QUALIFY AT THE TIME OF EXERCISE OR DISPOSITION THEREOF WITH ANY PARTICULAR TAX TREATMENT. THE COMPANY AND ITS SUBSIDIARIES SHALL NOT HAVE ANY LIABILITY OR OBLIGATION OF ANY NATURE IN THE EVENT THAT AN AWARD DOES NOT QUALIFY FOR ANY PARTICULAR TAX TREATMENT, REGARDLESS OF WHETHER THE COMPANY COULD HAVE OR SHOULD HAVE TAKEN ANY ACTION TO CAUSE SUCH QUALIFICATION TO BE MET AND SUCH QUALIFICATION REMAINS AT ALL TIMES AND UNDER ALL CIRCUMSTANCES AT THE RISK OF THE GRANTEE. THE COMPANY DOES NOT UNDERTAKE OR ASSUME ANY LIABILITY TO CONTEST A DETERMINATION OR INTERPRETATION (WHETHER WRITTEN OR UNWRITTEN) OF ANY TAX AUTHORITIES, INCLUDING IN RESPECT OF THE QUALIFICATION UNDER ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT. IF THE AWARDS DO NOT QUALIFY UNDER ANY PARTICULAR TAX TREATMENT THIS COULD RESULT IN ADVERSE TAX CONSEQUENCES TO THE GRANTEE.

15.5                The Company or any Subsidiary may take such action as it may deem necessary or appropriate, in its discretion, for the purpose of or in connection with withholding of any taxes and compulsory payments which the Trustee, the Company or any Subsidiary is required by any Applicable Law to withhold in connection with any Awards (collectively, “Withholding Obligations”). Such actions may include (i) requiring a Grantees to remit to the Company in cash an amount sufficient to satisfy such Withholding Obligations and any other taxes and compulsory payments, payable by the Company in connection with the Award or the exercise or (if applicable) the vesting thereof; (ii) subject to Applicable Law, allowing the Grantees to provide Shares to the Company, in an amount that at such time, reflects a value that the Board determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding Shares otherwise issuable upon the exercise of an Award at a value which is determined by the Board to be sufficient to satisfy such Withholding Obligations; or (iv) any combination of the foregoing. The Company shall not be obligated to allow the exercise of any Award by or on behalf of a Grantee until all tax consequences arising from the exercise of such Award are resolved in a manner acceptable to the Company.

15.6               Each Grantee shall notify the Company in writing promptly and in any event within ten (10) days after the date on which such Grantee first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Awards granted or received hereunder or any Shares issued thereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, a Grantee shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

15.7                With respect to 102 Non-Trustee Options, if the Grantee ceases to be employed by the Company or any Subsidiary, the Grantee shall extend to the Company and/or its Subsidiary with whom the Grantee is employed a security or guarantee for the payment of taxes due at the time of sale of Shares, all in accordance with the provisions of Section 102 of the Ordinance and the Rules.

15.8               For the purpose hereof “tax(es)” means (a) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all income, capital gains, transfer, withholding, payroll, employment, social security, national security, health tax, wealth surtax, stamp, registration and estimated taxes, customs duties, fees, assessments and charges of any similar kind whatsoever, (b) all interest, indexation differentials, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (a), (c) any transferee or successor liability in respect of any items described in clauses (a) or (b) payable by reason of contract, assumption, transferee liability, successor liability, operation of Applicable Law, or as a result of any express or implied obligation to assume Taxes or to indemnify any other person.

16.	RIGHTS AS A SHAREHOLDER; VOTING AND DIVIDENDS

16.1                Subject to Section 9.4, a Grantee shall have no rights as a shareholder of the Company with respect to any Shares covered by an Award until the Grantee shall have exercised the Award or the Award has been settled, paid the Exercise Price therefor, to the extent applicable, and becomes the record holder of the subject Shares. In the case of 102 Awards or 3(9) Awards (if such Awards are being held by a Trustee), the Trustee shall have no rights as a shareholder of the Company with respect to the Shares covered by such Award until the Trustee becomes the record holder for such Shares for the Grantee’s benefit, and the Grantee shall not be deemed to be a shareholder and shall have no rights as a shareholder of the Company with respect to the Shares covered by the Award until the date of the release of such Shares from the Trustee to the Grantee and the transfer of record ownership of such Shares to the Grantee (provided however that the Grantee shall be entitled to receive from the Trustee any cash dividend or distribution made on account of the Shares held by the Trustee for such Grantee’s benefit, subject to any tax withholding and compulsory payment).

16.2                With respect to all Awards issued in the form of Shares hereunder or upon the exercise or (if applicable) the vesting of Awards hereunder, the Grantee shall be entitled to receive dividends distributed with respect to such Shares, subject to the provisions of the Articles of Association, and subject to any Applicable Law.

16.3                The Company may, but shall not be obligated to, register or qualify the sale of Shares under any applicable securities law or any other Applicable Law.

16.4                The grant of Awards and issuance of Shares underlying an Award under this Plan shall not restrict or prejudice the Company in any way regarding future creation of additional and/or other classes of Shares, including classes of Shares which are or may become preferred over the currently existing Shares underlying Awards under this Plan.

17.	NO RETENTION RIGHTS; ONE TIME BENEFIT

17.1	Nothing in this Plan, any Award Agreement or in any Award granted or agreement entered into pursuant hereto shall confer upon any Grantee the right to continue to be employed, or be in the service of the Company or any Subsidiary thereof as a Service Provider or to be entitled to any remuneration or benefits not set forth in this Plan or such agreement, or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee's employment or service for any reason at any time or to increase or decrease the compensation of such Grantee.

17.2	The Awards granted under this Plan are extraordinary, one-time benefits granted to the Grantees and are not and shall not be deemed a salary component for any purpose whatsoever, including, in connection with calculating severance compensation under any applicable law.

18.	PERIOD DURING WHICH AWARDS MAY BE GRANTED

Awards may be granted pursuant to this Plan from time to time until its termination pursuant to Section 23 hereof. From and after such date of termination no grants of Awards may be made and this Plan shall continue to be in full force and effect with respect to Awards or Shares issued thereunder that remain outstanding.

19.	AMENDMENT OF THIS PLAN

The Board at any time and from time to time may modify or amend this Plan, whether retroactively or prospectively. Any amendment effected in accordance with this Section 19 shall be binding upon all applicable Grantees and all Awards, whether granted prior to or after the date of such amendment, provided however, that the rights under any Award shall not be impaired by any such amendment unless the Grantee consents in writing, it being understood that no action taken by the Board that is expressly permitted under the Plan, including, without limitation, any actions or decisions described in Section 11 hereof, shall constitute an amendment of an Award for such purpose.

20.	APPROVAL

20.1               This Plan shall take effect upon its adoption by the Board (the “Effective Date”).

20.2                102 Awards are conditional upon the filing with or approval by the ITA, if required, as set forth in Section 7.4. Failure to so file or obtain such approval shall not in any way derogate from the valid and binding effect of any grant of an Award, which is not a 102 Award.

21.	RULES PARTICULAR TO SPECIFIC COUNTRIES

Notwithstanding anything herein to the contrary, the terms and conditions of this Plan may be supplemented or amended with respect to a particular country or tax regime by means of an appendix to this Plan, and to the extent that the terms and conditions set forth in any appendix conflict with any provisions of this Plan, the provisions of such appendix shall govern. Terms and conditions set forth in such appendix shall apply only to Awards granted to Grantees under the jurisdiction of the specific country or such other tax regime that is the subject of such appendix.

22.	GOVERNING LAW; JURISDICTION

This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Israel, except with respect to matters that are subject to tax laws, regulations and rules of any specific jurisdiction, which shall be governed by the respective laws, regulations and rules of such jurisdiction. The competent courts located in Haifa, Israel shall have exclusive jurisdiction over any dispute arising out of or in connection with this Plan and any Award granted hereunder. By signing any Award Agreement or any other agreement relating to an Award, each Grantee irrevocably submits to such exclusive jurisdiction.

23.	TERMINATION OR SUSPENSION OF THE PLAN

The Board may suspend or terminate this Plan at any time and without any advance notice. Unless sooner terminated, this Plan shall automatically terminate on the 10th anniversary of the Effective Date. Termination of this Plan shall have no effect on any Awards granted pursuant to the Plan prior to its termination and the terms of the Plan shall continue to apply to any such Awards.

24.	MISCELLANEOUS

24.1                Survival. The Grantee shall be bound by and the Shares issued upon exercise or (if applicable) the vesting of any Awards granted hereunder shall remain subject to this Plan after the exercise or (if applicable) the vesting of Awards, in accordance with the terms of this Plan, whether or not the Grantee is then or at any time thereafter employed or engaged by the Company or any of its Subsidiaries.

24.2                Additional Terms. Each Award awarded under this Plan may contain such other terms and conditions not inconsistent with this Plan as may be determined by the Board, in its sole discretion. This Plan together with the applicable Award Agreement(s) constitute the entire agreement and understanding between the Company and a Grantee in connection with the grant of Awards to such Grantee.

24.3                 Fractional Shares. No fractional Share shall be issuable upon exercise or vesting of any Award and the number of Shares to be issued shall be rounded down to the nearest whole Share, with in any Share remaining at the last vesting date due to such rounding to be issued upon exercise at such last vesting date.

24.4                Severability. If any provision of this Plan, any Award Agreement or any other agreement entered into in connection with an Award shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction. In addition, if any particular provision contained in this Plan, any Award Agreement or any other agreement entered into in connection with an Award shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing such provision as to such characteristic so that the provision is enforceable to fullest extent compatible with Applicable Law as it shall then appear.

24.5                Captions and Titles. The use of captions and titles in this Plan or any Award Agreement or any other agreement entered into in connection with an Award is for the convenience of reference only and shall not affect the meaning or interpretation of any provision of this Plan or such agreement.

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